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                                                           EXHIBIT 5.1


                                            March 25, 1999


MEEMIC Holdings, Inc.
691 North Squirrel Road, Suite 200
Auburn Hills, MI 48326

          Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel for MEEMIC Holdings, Inc., a Michigan corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), registering for issuance in the manner described in the Registration Statement up to 4,297,791 shares of the Company's common stock (the "Common Stock").

     We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     Based upon the foregoing, we are of the opinion that:

     1. the Company has been duly incorporated and is in good standing under the laws of the State of Michigan; and

     2. the Common Stock, when issued in the manner specified in the Registration Statement, will be legally issued, fully paid and non-assessable.

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MEEMIC Holdings, Inc.
March 25, 1999
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by
Section 7 of the Act.

                                            Very truly yours,



                                            DYKEMA GOSSETT PLLC

                                            /s/ Mark A. Metz

                                            Mark A. Metz